Exhibit 99.1

Talkspace Announces First Quarter 2023 Results

B2B payor sessions grew 90% year-over-year

1Q 2023 Operating expenses of $25.8 million, down 29% year-over-year

1Q 2023 Net loss of $8.8 million; Narrowed Adjusted EBITDA1 loss to $6.4 million, down 28% sequentially

Raises FY 2023 Revenue and Adjusted EBITDA guidance, now expects to reach break-even by 1Q 2024

NEW YORK, New York - May 2, 2023 – Talkspace, Inc. (NASDAQ: TALK), today reported first quarter 2023 financial results.

	Three Months
Period Ended March 31, 2023 (Unaudited)	Results	Variance from Prior Year %
(In thousands unless otherwise noted)
Number of B2B eligible lives at period end (in millions)[2]	98	28%
Number of completed B2B sessions	171.7	90%
Number of B2C active members at period end	15.1	(32)%

Total revenue	$33,336	11%
Gross profit	$16,748	11%
Gross margin %	50.2%	0.4 pts
Operating expenses	$25,787	(29)%
Net loss	$(8,758)	57%
Adjusted EBITDA[1]	$(6,430)	65%
Cash and cash equivalents at period end	$125,083	(32)%

(1) Adjusted EBITDA is a non-GAAP financial measure. For a definition of the measure and a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Results to GAAP Results.”

(2) Does not include ~14M lives added after March 31st, 2023; Total covered lives were 112M as of May 2nd, 2023.

Dr. Jon Cohen, CEO of Talkspace, said, “We continue to experience strong momentum in our payor business, as we expand our relationship with commercial partners and further activate our member base. We further increased the size and efficiency of our clinical network, as we continue to build a holistic suite of products to provide high-quality care to a broad range of customers. We believe we have a tremendous opportunity in front of us, and we remain confident in our ability to deliver profitable growth.”

Jennifer Fulk, CFO of Talkspace said, “Our revenue growth accelerated significantly in the first quarter, with the business-to-business (“B2B”) categories contributing 70% of revenue in the period. We continued our work to optimize our cost structure to drive operating leverage, narrowing our losses while growing revenue as we advance toward our goal of reaching break-even profitability.”

First Quarter 2023 Key Performance Metrics

•
Revenue increased 11% over the prior-year period to $33.3 million, driven by a 71% increase in the B2B revenue categories year-over-year, partially offset by a 40% year-over-year consumer revenue decline.
•
Gross profit increased 11% over the prior-year period to $16.7 million, and gross margin expanded to 50.2% year-over-year, driven by higher network productivity.
•
Operating expenses were $25.8 million, down 29% year-over-year, driven by a reduction across all our operating cost categories.
•
Net Loss was $(8.8) million, an improvement from $(20.4) million in the first quarter of 2022, primarily driven by lower operating expenses and an increase in revenues.

Financial Outlook

The following guidance is based on current market conditions and expectations and what the Company knows today.

For the Fiscal Year 2023, Talkspace expects:

•
Revenue to be in the range of $130 million to $135 million, improved from $125 million to $135 million
•
Adjusted EBITDA loss to be in the range of $(21) million to $(24) million, improved from $(28) million to $(32) million

The Company now expects to reach break-even Adjusted EBITDA by the end of the first quarter of 2024, one quarter earlier than initially guided, with a cash balance of over $95 million.

Conference Call, Presentation Slides, and Webcast Details

The conference call will be available via audio webcast at investors.talkspace.com and can also accessed by dialing (888) 330-2391 for U.S. participants, or +1 (240) 789-2702 for international participants, and referencing participant code 2348878. A replay will be available shortly after the call’s completion and remain available for approximately 90 days.

About Talkspace

Talkspace (Nasdaq: TALK) is a leading virtual behavioral healthcare company committed to helping people lead healthier, happier lives through access to high-quality mental healthcare. At Talkspace, we believe that mental healthcare is core to overall healthcare and should be available to everyone.

Talkspace pioneered the ability to text with a licensed therapist from anywhere and now offers a comprehensive suite of mental health services from self-guided products to individual and couples therapy, in addition to psychiatric treatment and medication management. With Talkspace’s core psychotherapy offering, members are matched with one of thousands of licensed providers across all 50 states and can choose from a variety of subscription plans including live video, text or audio chat sessions and/or asynchronous text messaging.

All care offered at Talkspace is delivered through an easy-to-use, fully-encrypted web and mobile platform that meets HIPAA, federal, and state regulatory requirements. Talkspace covers approximately 112 million lives as of May 2, 2023, through our partnerships with employers, health plans, and paid benefits programs.

For more information, visit www.talkspace.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, achieving profitability, business strategy and plans, market opportunity and expansion and objectives of our management for future operations. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast”, “future”, “intend,” “may,” “might”, “opportunity”, “plan,” “possible”, “potential,” “predict,” “project,” “should,” “strategy”, “strive”, “target,” “will,” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to factors and the other risks and uncertainties described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on March 10, 2023, and our other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise unless required to do so under applicable law. We do not give any assurance that we will achieve our expectations.

Contacts

For Investors:

Sloane & Co.

Neal Nagarajan

(301) 273-5662

nnagarajan@sloanepr.com

For Media:

SKDK

John Kim

(310) 997-5963

jkim@skdknick.com

Talkspace, Inc.

Condensed Consolidated Statements of Operations

Unaudited

	Three Months Ended March 31,
	2023	2022 (1)	% Change
(in thousands, except percentages, share and per share data)
Revenue:
Payor revenue	$14,811	$8,110	82.6
DTE revenue	8,676	5,661	53.3
Total B2B revenue	23,487	13,771	70.6
Consumer revenue	9,849	16,379	(39.9)
Total revenue	33,336	30,150	10.6
Cost of revenues	16,588	15,129	9.6
Gross profit	16,748	15,021	11.5
Operating expenses:
Research and development, net	5,353	5,035	6.3
Clinical operations, net	1,601	1,776	(9.9)
Sales and marketing	13,469	21,408	(37.1)
General and administrative	5,364	8,010	(33.0)
Total operating expenses	25,787	36,229	(28.8)
Operating loss	(9,039)	(21,208)	57.4
Financial income, net	(424)	(869)	(51.2)
Loss before taxes on income	(8,615)	(20,339)	57.6
Taxes on income	143	21	581.0
Net loss	$(8,758)	$(20,360)	57.0
Net loss per share:
Basic and Diluted	$(0.05)	$(0.13)	61.5
Weighted average number of common shares:
Basic and Diluted	161,797,781	154,083,443

(1) For the three months ended March 31, 2022, payor revenue has been reclassified to include post-session member revenue related to MBH which was previously included within consumer revenue.

Talkspace, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2023	December 31, 2022
(in thousands)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$125,083	$138,545
Accounts receivable	12,460	9,640
Other current assets	3,813	4,372
Total current assets	141,356	152,557
Property and equipment, net	563	677
Intangible assets, net	2,343	2,529
Other assets	518	491
Total assets	$144,780	$156,254
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,674	$6,461
Deferred revenues	4,123	4,355
Accrued expenses and other current liabilities	9,800	16,502
Total current liabilities	21,597	27,318
Warrant liabilities	1,128	939
Other liabilities	418	461
Total liabilities	23,143	28,718
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Common stock	16	16
Additional paid-in capital	381,581	378,722
Accumulated deficit	(259,960)	(251,202)
Total stockholders’ equity	121,637	127,536
Total liabilities and stockholders’ equity	$144,780	$156,254

Talkspace, Inc.

Condensed Consolidated Statements of Cash Flows

Unaudited

	Three Months Ended March 31,
	2023	2022
(in thousands)
Cash flows from operating activities:
Net loss	$(8,758)	$(20,360)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	306	429
Stock-based compensation	2,303	2,368
Remeasurement of warrant liabilities	189	(875)
Increase in accounts receivable	(2,820)	(800)
Decrease in other current assets	559	4,923
Increase in accounts payable	1,213	2,061
Decrease in deferred revenues	(232)	(1,160)
Decrease in accrued expenses and other current liabilities	(6,702)	(1,837)
(Decrease) increase in other long-term liabilities	(95)	105
Net cash used in operating activities	(14,037)	(15,146)
Cash flows from investing activities:
Purchase of property and equipment	(9)	(88)
Proceeds from sale of property and equipment	28	—
Net cash provided by (used in) investing activities	19	(88)
Cash flows from financing activities:
Proceeds from exercise of stock options	621	2,063
Payments for employee taxes withheld related to vested stock-based awards	(65)	(558)
Net cash provided by financing activities	556	1,505
Net decrease in cash and cash equivalents	(13,462)	(13,729)
Cash and cash equivalents at the beginning of the period	138,545	198,256
Cash and cash equivalents at the end of the period	$125,083	$184,527

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance, and our management uses it as a key performance measure to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. We also use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. We believe that the use of adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not necessarily reflect capital commitments to be paid in the future and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these requirements. In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments described herein. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. Adjusted EBITDA should not be considered as an alternative to loss before income taxes, net loss, loss per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

A reconciliation is provided below for adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review our financial statements prepared in accordance with GAAP and the reconciliation of our non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business. We do not provide a forward-looking reconciliation Adjusted EBITDA guidance as the amount and significance of the reconciling items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These reconciling items could be meaningful.

Adjusted EBITDA

We calculate adjusted EBITDA as net loss adjusted to exclude (i) depreciation and amortization, (ii) interest and other expenses (income), net, (iii) tax benefit and expense, and (iv) stock-based compensation expense.

Talkspace, Inc.

Reconciliation of Non-GAAP Results to GAAP Results

Unaudited

	Three Months Ended March 31,
	2023	2022
(in thousands)
Net loss	$(8,758)	$(20,360)
Add:
Depreciation and amortization	306	429
Financial income, net (1)	(424)	(869)
Taxes on income	143	21
Stock-based compensation	2,303	2,368
Adjusted EBITDA	$(6,430)	$(18,411)

1) For the three months ended March 31, 2023, financial income, net, primarily consisted of $0.6 million of interest income from our money market accounts offset by $0.2 million in losses resulting from the remeasurement of warrant liabilities. For the three months ended March 31, 2022, financial income net, primarily consisted of $0.9 million in gains resulting from the remeasurement of warrant liabilities.